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                             BELL, BOYD & LLOYD LLC
                       70 West Madison Street, Suite 3300
                               Chicago, IL 60602
                                 (312) 372-1121
                              Fax: (312) 372-2098



                                 March 26, 2002



     As counsel for State Farm Associates' Funds Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on January 30, 2001 (Securities Act file no. 2-27058).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                       /s/ Bell, Boyd & Lloyd LLC

                                       Bell, Boyd & Lloyd LLC